PRESSRELEASE www.HelixESG.com
Helix Energy Solutions Group, Inc. · 400 N. Sam Houston Parkway E., Suite 400 · Houston, TX 77060-3500 · 281-618-0400 · fax: 281-618-0505

For Immediate Release	06-017

		Contact:	Wade Pursell
Date:	May 31, 2006	Title:	Chief Financial Officer
Helix Energy Solutions Announces Filing For Initial Public
Offering of a Minority Stake in its Subsidiary,
Cal Dive International, Inc.
HOUSTON, TX — Helix Energy Solutions Group, Inc. (Nasdaq: HELX) announced today that Cal Dive International, Inc. (a wholly-owned subsidiary) filed with the Securities and Exchange Commission a Form S-1 for its planned initial public offering (IPO) of a minority interest in Cal Dive’s common stock.
The offering will be made only by means of a prospectus. Once available, preliminary prospectuses may be obtained from Cal Dive International, Inc., 400 North Sam Houston Parkway E, Houston, Texas 77060 or by calling (281) 618-0400.
A registration statement relating to the IPO of Cal Dive International, Inc. stock has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of Cal Dive International, Inc. common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
About Cal Dive International, Inc.
Cal Dive International, Inc, a wholly-owned subsidiary of Helix Energy Solutions, is a marine contractor that provides diving, pipelay and pipe burial services to the offshore oil and natural gas industry.
About Helix Energy Solutions
Helix Energy Solutions is an energy services company that provides innovative solutions to the oil and gas industry worldwide for marginal field development, alternative development plans, field life extension and abandonment, with service lines including diving services, shelf and deepwater construction, robotics, well operations, well engineering and subsurface consulting services, platform ownership and oil and gas production.
FORWARD-LOOKING STATEMENTS
This press release and attached presentation contain forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of property or wells; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to services; any statements regarding future economic conditions or performance; any statements of expectation or belief; any statements regarding the proposed merger of Remington Oil and Gas Corporation into a wholly owned subsidiary of Helix or the anticipated results (financial or otherwise) thereof; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments, geologic risks and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ending December 31, 2005; and, with respect to the proposed Remington merger, actual results could differ materially from Helix’s expectations depending on factors such as the combined company’s cost of capital, the ability of the combined company to identify and implement cost savings, synergies and efficiencies in the time frame needed to achieve these expectations, prior contractual commitments of the combined companies and their ability to terminate these commitments or amend, renegotiate or settle the same, the combined company’s actual capital needs, the absence of any material incident of property damage or other hazard that could affect the need to effect capital expenditures, any unforeseen merger or acquisition opportunities that could affect capital needs, the costs incurred in implementing synergies and the factors that generally affect both Helix’s and Remington’s respective businesses as further outlined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of the companies’ respective Annual Reports on Form 10-K for the year ended December 31, 2005. Actual actions that the combined company may take may differ from time to time as the combined company may deem necessary or advisable in the best interest of the combined company and its shareholders to attempt to achieve the successful integration of the companies, the synergies needed to make the transaction a financial success and to react to the economy and the combined company’s market for its exploration and production. We assume no obligation and do not intend to update these forward-looking statements.
ADDITIONAL INFORMATION
Helix and Remington have filed a proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC. Investors are urged to read the proxy statement/prospectus and any other relevant documents filed with the SEC because they contain important information. You can obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Helix free of charge by requesting them in writing from Helix or by telephone at (281) 618-0400. You may obtain documents filed with the SEC by Remington free of charge by requesting them in writing from Remington or by telephone at (214) 210-2650. Helix and Remington, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Remington in connection with the merger. Information about the directors and executive officers of Helix and their ownership of Helix stock is set forth in the proxy statement for Helix’s 2006 Annual Meeting of Shareholders. Information about the directors and executive officers of Remington and their ownership of Remington stock is set forth in the Annual Report on Form 10-K for the year ended December 31, 2005, as amended by Form 10-K/A. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus.